UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 26, 2018

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2018, Ascent Capital Group, Inc. (the “Company”) received a letter (the “MVPHS Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the market value of publicly held shares of the Company’s Series A common stock (“MVPHS”) for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the “MVPHS Requirement”) necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C).

The MVPHS Notice does not result in the immediate delisting of the Company’s Series A common stock from the Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided 180 calendar days, or until May 28, 2019, to regain compliance with the MVPHS Requirement. To regain compliance, the Company’s MVPHS must be at least $15 million for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company and close the matter.

The Company is presently evaluating its possible courses of action to regain compliance with the MVPHS Requirement. However, if the Company does not regain compliance within the 180-day compliance period, Nasdaq will provide notice to the Company that its Series A common stock is subject to delisting. In such event, Nasdaq’s rules permit the Company to appeal any delisting determination, but there can be no assurance the Nasdaq’s staff would grant the Company's request for continued listing. Further, the Company may transfer its Series A common stock to the Nasdaq Capital Market, provided it meets the listing requirements for that market. Alternatively, if the Series A common stock is not eligible to be listed on the Nasdaq Capital Market, the Company intends to apply to have the Series A common stock quoted on the OTC Market. There can be no assurance that the Company will be able to regain compliance with the MVPHS requirement or maintain compliance with Nasdaq’s other continued listing requirements.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company regaining compliance with Nasdaq’s continued listing requirements and the transfer of the Company’s Series A common stock listing to the Nasdaq Capital Market or quotation on the OTC Market and related expectations and assumptions. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished.

These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including those factors discussed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2017 and Part II, Item 1A, Risk Factors in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.  These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2018

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary

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